UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2007

AMENDMENT NO. 2

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrants Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2007, XTO Energy Inc. completed its previously announced purchase of natural gas and oil properties from Dominion Resources, Inc., Dominion Energy, Inc., Dominion Oklahoma Texas Exploration & Production, Inc. and Dominion Reserves, Inc. and their affiliates (“Dominion”), pursuant to the Gulf Coast/Rockies/San Juan Package Purchase Agreement between Dominion and XTO Energy Inc. dated as of June 1, 2007 (“Purchase Agreement”). Closing occurred on July 31, 2007, at a price of $2.5 billion, which includes adjustments for typical closing effects. Post-closing adjustments regarding final net revenues, volume balancing and other effects will be made within eight months. The purchase was funded through the issuance of 17.25 million shares of our common stock in June 2007 for net proceeds of $1.0 billion, the issuance of $1.25 billion of senior notes in July 2007 and with borrowings under our commercial paper program, which was repaid with a portion of the proceeds from the issuance of $1.0 billion of senior notes in August 2007.

The acquired properties will expand the Company’s operations in the Rocky Mountain Region, the San Juan Basin and the South Texas Region. In the Rocky Mountain Region, the Company acquired acreage primarily located in the Uinta Basin of Utah. Significant producing fields include Natural Buttes, the largest natural gas field in Utah, Drunkards Wash, a coal bed methane field, and the Jonah Field in Wyoming. In the South Texas Region, the Company acquired acreage primarily from the Wilcox Trend in Colorado, Lavaca, Wharton and Zapata counties of Texas and from the Frio and Vicksburg sand formations along the Gulf Coast.

The foregoing description of the acquisition is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 2.1 to Form 8-K filed August 6, 2007.

Item 7.01.	Regulation FD Disclosure.

On July 31, 2007, XTO Energy Inc. issued a news release with respect to completion of its previously announced purchase of natural gas and oil properties from Dominion. The Company’s internal engineers estimate proved reserves to be 1.06 trillion cubic feet equivalent of natural gas (Tcfe), 64% of which are proved developed. Net daily production is 200 million cubic feet. In the Rocky Mountain Region proved reserves acquired are estimated at 810 billion cubic feet of gas equivalent (Bcfe) on 326,000 net acres. In the South Texas Region, proved reserves acquired are estimated at 250 Bcfe on the 216,000 net acre leasehold position.

Forward-Looking Statement and Related Matters

Statements made in this Form 8-K, including those relating to proved reserves, proved developed reserves, net daily production and proved reserves by region are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Reserve estimates with respect to the acquired properties were made by our internal engineers without review by an independent petroleum engineering firm. Data used to make these estimates were furnished by the sellers and may not be as complete as that which is available for our owned properties. We believe our estimates of proved reserves comply with criteria provided under rules of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The unaudited statements of revenues and direct operating expenses, including the notes thereto, for the assets acquired from Dominion for the six months ended June 30, 2007 and 2006, and the audited statements of revenues and direct operating expenses, including the notes thereto, for the assets acquired from Dominion for the year ended December 31, 2006, and the independent auditor’s report related thereto, are attached as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of XTO Energy Inc. as of June 30, 2007 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 and 2006, and for the year ended December 31, 2006, which give effect to the Dominion acquisition, are attached as Exhibit 99.2 and incorporated herein by reference.

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit Number and Description

2.1	Asset Sale Agreement between Dominion as Seller and XTO Energy Inc. as Buyer, dated June 1, 2007 (incorporated by reference to Exhibit 2.1 of Form 8-K dated August 6, 2007)

23.1	Consent of Deloitte & Touche LLP

99.1	The unaudited statements of revenues and direct operating expenses, including the notes thereto, for the assets acquired from Dominion for the six months ended June 30, 2007 and 2006, and the audited statements of revenues and direct operating expenses, including the notes thereto, for the assets acquired from Dominion for the year ended December 31, 2006 and the independent auditor’s report related thereto.

99.2	The unaudited pro forma condensed combined balance sheet of XTO Energy Inc. as of June 30, 2007 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 and 2006, and for the year ended December 31, 2006, which give effect to the Dominion acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: November 13, 2007	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller